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                                                                   EXHIBIT 99.1

THURSDAY OCTOBER 14, 1:47 AM EASTERN TIME

COMPANY PRESS RELEASE

YOUBET.COM, INC. IS COOPERATING WITH
LOCAL INVESTIGATION OF LEGALITY OF ONLINE AND TELEPHONE
PARIMUTUEL WAGERING IN CALIFORNIA

LOS ANGELES--(BUSINESS WIRE)--Oct. 14, 1999--Youbet.com, Inc. (Nasdaq: UBET -
NEWS), the leading global online live-event wagering company, today announced that it has provided records in cooperation with a search warrant served by the Los Angeles County District Attorney.

The Company understands the District Attorney's investigation to encompass the legality of online and telephone wagering within California. The Company is continuing to cooperate with the investigation.

"Youbet.com is and always has been in compliance with applicable state, federal and international laws," said Robert Fell, chairman and CEO of Youbet.com. "As a pioneer in the new category of online live event wagering, we are prepared to help inform people about our business. Interstate wagering on parimutuel horse racing has been legal for more than 20 years, as stipulated in the Interstate Horse Racing Act of 1976. Telephone wagering across state lines has been legally practiced by Ladbroke U.S.A. (the Pennsylvania company that maintains subscriber accounts and accepts wagers from our network) as well as Penn National, the New York Racing Association, New York OTB and many others. We believe that this investigation will confirm that we are operating very much within the law as well as provide added validation of our vision of becoming the leading global brand for online live event wagering."

Youbet.com provides an interactive entertainment and information environment for its online subscribers, but does not actually accept or place any wagers. Wagers are accepted and placed only by a state licensed wagering entity, currently the Ladbroke Pennsylvania facility. Youbet.com's role in the wagering process is limited to transmitting information related to the wagers to the licensed wagering facility.

Youbet.com is focused on using the power and interactivity of the Internet to allow participation and wagering on live online events worldwide. The Company currently provides members the ability to watch and wager on a wide selection of coast-to-coast thoroughbred and harness horse racing, via its exclusive private closed-loop network. Members have 24-hour access to the network's features, including live racing from a choice of more than 30 racetracks across the country, commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, and

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value-added handicapping products. In December 1998, Youbet.com accepted the
1998 Innovator of the Year Honors by Internet Gaming International. For further information, visit WWW.YOUBET.COM. To subscribe to the You Bet Network call 1-888-YOUBET-8 or visit the Web site at youbet.com.

Forward-Looking Statements: This release may contain forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expense and other factors described in the Company's filing with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release. You Bet is a registered trademark of Youbet.com, Inc. All other brands and products referenced herein are the trademarks or registered trademarks of their respective holders.

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CONTACT:
     Youbet.com
     Phillip Hermann, 310/444-3300
      or
     Morgen-Walke Associates, Inc.
     Erica Mannion/John Swenson, 415/296-7383 (IR)
     Christopher Katis, 415/296-7383 (Media Relations)
     Eric Gonzales, 212/850-5600 (Wire Services)